Exhibit 99.8

Opportunity to Exchange Cummins Stock for Atmus Stock in the Cummins Retirement and Savings Plan In May 2023, an initial public offering of approximately 19.5% of Atmus Filtration Technologies Inc. (Atmus) common stock was completed. Cummins Inc. (Cummins) retained the remaining outstanding shares of, and a controlling stake in, Atmus. Cummins is offering its stockholders the opportunity to exchange shares of Cummins common stock for shares of Atmus common stock (the exchange offer), subject to the terms of the exchange offer described in the Prospectus, dated February 14, 2024 (the Prospectus). Exchange Offer in the Cummins Retirement and Savings Plan (the RSP1) RSP participants who have an RSP fund balance in Cummins stock are currently eligible to participate in the exchange offer. This fund balance (expressed as units) can be exchanged for units of a new Atmus Stock Fund (available only through the exchange offer period open now through 4:00 p.m. ET on March 11, 2024). What Does the Exchange Offer Mean to You? Our records indicate that you have an RSP balance in the Cummins Stock Fund. This means that you can offer to exchange all or a portion of your Cummins Stock Fund units for units of the Atmus Stock Fund during the exchange offer election period. If you choose to participate, you must make your election before the exchange offer election period deadline at 4:00 p.m. ET on March 11, 2024. The decision to participate in a stock exchange offer is complex. Please read the enclosed materials carefully and consider consulting with a financial or tax advisor to determine if you would like to participate. Participation in this exchange offer is voluntary. If you choose not to participate, no action is required. 1 “RSP” refers to both the Cummins Retirement and Savings Plan and the Cummins Retirement and Savings Plan for Certain Collectively Bargained Employees. These are the only retirement plans eligible for the exchange offer. 2 During the blackout period, certain plan transactions will be unavailable. See the enclosed materials for additional information. Important Dates February 14, 2024: Exchange offer election period begins March 11, 2024 at 4:00 p.m. ET: Exchange offer election period ends; blackout period2 begins for those participating in the exchange offer The week of March 18, 2024 (or as soon as administratively possible): Blackout period ends Exhibit 99.8

2 How to Participate in the Exchange Offer Review the enclosed materials: • Trustee Direction Form with personalized information to make an election • Participant Guide • Frequently Asked Questions • Other important notices You can also find the Prospectus and other exchange offer information on the RSP website at yourbenefitsresources.com/cummins. Click the “Cummins Atmus Stock Exchange Offer” message at the top of the home page. Consider consulting with a financial or tax advisor. Check your balance in the Cummins Stock Fund: • Visit yourbenefitsresources.com/cummins. • Under the “RSP & Pension” tab, select “Investments” on the RSP menu. Make your election online at www.ProxyVote.com/Tender by 4:00 p.m. ET on March 11, 2024 using the 16-digit control number on the enclosed Trustee Direction Form. (See the enclosed Participant Guide for alternative instructions on making your elections by mail.) Print the confirmation page for your records after making your election. Questions? Contact the Exchange Offer Helpline (managed by Okapi Partners LLC) at 1-877-279-2311 (in the U.S., including Puerto Rico, and Canada) or 1-917-484-4425 (all other areas) or info@okapipartners.com. Representatives are available Monday through Friday from 9:00 a.m. to 8:00 p.m. ET.

3 Frequently Asked Questions The following information applies to the exchange offer and what it means for RSP participants who have a balance in the Cummins Stock Fund or the Cummins Employee Stock Ownership Plan Fund (Cummins ESOP Fund3). Please see the Participant Guide for additional information, including key dates and terms. General Topics 1. Who can help me decide if I should participate in the exchange offer? You should make this decision after consulting with a financial or tax advisor. Neither Cummins, the Cummins Retirement Benefits Service Center, nor the Exchange Offer Helpline can provide you with any investment or tax advice regarding whether to participate. If you live outside the United States, you should talk to your financial or tax advisor about the permissibility, advisability, and particular tax consequences of participating in the exchange offer. 2. Where can I find additional information? Additional information regarding the terms and conditions of this exchange offer are described in more detail in the Prospectus. You can find the Prospectus and other exchange offer information on the RSP website at yourbenefitsresources.com/cummins. Click the “Cummins Atmus Stock Exchange Offer” message at the top of the home page. 3. Will I be charged any fees or commission if I participate in the exchange offer? No fees or commissions will be charged for participating in the exchange offer. 4. If I elect to participate in the exchange offer, when will my election be applied to my RSP account? Unless the exchange offer deadline is extended or terminated, and as long as your election is received in good order and by the required deadline, 4:00 p.m. ET on March 11, 2024, your election will be applied to your account the week of March 18, 2024. At that time, you will be able to view your new Atmus Stock Fund balance online as well as your new Cummins Stock Fund and/or Cummins ESOP Fund balance at yourbenefitsresources.com/cummins. Under the “RSP & Pension” tab, select “Investments” on the RSP menu. 5. What happens to my Cummins stock outside of the RSP? Can it be included in the exchange offer? If you hold any Cummins stock outside of the RSP, you should receive information directly from your broker or other party that holds your Cummins stock, including how to participate in the exchange offer. For instance, if you hold Cummins stock because you participate in the Cummins Employee Stock Purchase Program (ESPP), Cummins Inc. Key Employee Stock Investment Plan (KESIP), or the Omnibus Incentive Plan (OIP), you will receive information directly from Morgan Stanley. For shares held in your name in one of these Cummins stock programs, visit https://atwork.morganstanley.com. If you have questions about the exchange offer, please 3 The Cummins ESOP Fund is a closed fund in the RSP that is distinct from the Cummins Employee Stock Purchase Plan (ESPP). Employees participating in the ESPP will receive separate exchange offer communications for this plan.

4 contact the Exchange Offer Helpline (managed by Okapi Partners LLC) at 1-877-279-2311 (in the U.S., including Puerto Rico, and Canada) or 1-917-484-4425 (all other areas) or info@okapipartners.com. 6. If I make an exchange offer election, will any new contributions made during the exchange offer election period be included as part of the exchange offer? Yes. Any contributions made to the RSP that are invested in the Cummins Stock Fund4 by March 11, 2024 will be included in any election you make to participate in the exchange offer. Any new contributions invested in the Cummins Stock Fund after that date will not be included. 7. Can I change my exchange offer election? Yes. You can change your election at www.ProxyVote.com/Tender any time before March 11, 2024 by entering your 16-digit control number from your Trustee Direction Form and making a new election. To withdraw your election, follow this process and enter 0%. Please note that the final election received and processed as of 4:00 p.m. ET on March 11, 2024 will be the election of record. See your Participant Guide for more on making/changing your election. If you did not receive a Trustee Direction Form, that means you do not have a balance in the Cummins Stock Fund. If you choose to contribute or transfer a portion of your current RSP balance to the Cummins Stock Fund, you will receive a new package that includes a personalized Trustee Direction Form. You will need the Trustee Direction Form to submit an election for your Cummins Stock Fund units. Please allow sufficient time so that you can receive your Trustee Direction Form and make an election before the exchange offer election period deadline at 4:00 p.m. ET on March 11, 2024. 8. I made my election by mail—how do I change my election? If you have your 16-digit control number from your Trustee Direction Form, you can change your election by entering your 16-digit control number at www.ProxyVote.com/Tender and making a new election. To withdraw your election, follow this process and enter 0%. If you need a new Trustee Direction Form, you can request one by calling the Exchange Offer Helpline. Please note that the final election received and processed as of 4:00 p.m. ET on March 11, 2024 will be the election of record. 9. Is it possible the exchange offer will be delayed or will not occur? Yes. Cummins and its advisors may determine that the exchange offer deadline should be extended. It is also possible that the exchange offer may be canceled, in which case no shares would be exchanged. In addition, the exchange ratio is designed so that, at the time of the exchange, the value of Atmus stock received should be at least as valuable as the Cummins stock exchanged. If, however, the value of Atmus stock at the expiration of the exchange offer is determined to be less than the value of the Cummins stock offered, then the plan trustee is prohibited from making the election even if the exchange offer occurs for general shareholders. 4 New contributions are not allowed in the Cummins ESOP Fund.

5 You can visit the shareholder website at okapivote.com/CumminsAtmusExchange for daily updates and information about the exchange offer. 10. Is it possible I may not be able to exchange the full percentage I request during the exchange offer? Yes. If the exchange offer is oversubscribed, only a prorated portion of the amount you offer to exchange will ultimately be exchanged for units of the Atmus Stock Fund. 11. Will the blackout period apply to me? The blackout period will only apply to you if you elect to participate in the exchange offer. More information regarding the blackout period is in the Blackout Notice. Cummins Stock in the RSP 12. Where can I find my current Cummins Stock Fund and/or Cummins ESOP Fund balance in the RSP? You can find this information on the RSP website at yourbenefitsresources.com/cummins. You will need to log in to your account. You will find your fund balance in the Cummins Stock Fund and/or the Cummins ESOP Fund by selecting “Investments” under the “RSP & Pension” tab. 13. What if I don’t currently have an RSP balance in the Cummins Stock Fund or Cummins ESOP Fund? How can I participate in the exchange offer? If you do not currently have an RSP balance in the Cummins Stock Fund or Cummins ESOP Fund, you can participate in this exchange offer through the RSP if you contribute or transfer a portion of your current balance to the Cummins Stock Fund (the Cummins ESOP Fund is closed to new contributions). After doing so, you will be sent a package that includes your personalized Trustee Direction Form and the information you need to submit an election. Please note that this process can take several days. If you choose to contribute or transfer a portion of your current balance to the Cummins Stock Fund, you must allow sufficient time so that you can receive your Trustee Direction Form and make an election before the exchange offer election period deadline at 4:00 p.m. ET on March 11, 2024. 14. What if I transfer out of the Cummins Stock Fund and/or Cummins ESOP Fund before the election offer period ends? If you have a zero balance in the Cummins Stock Fund and/or Cummins ESOP Fund as of March 11, 2024, you will not be eligible to participate in the exchange offer through the fund(s), even if you submitted an election. 15. How much of my Cummins Stock Fund or Cummins ESOP Fund can I offer to exchange? You can elect to participate in the exchange offer with up to 100% of the units you hold in either fund. Your election must be in whole percentages. If you hold units in both the Cummins Stock Fund and the Cummins ESOP Fund, you will need to make a separate election for each fund.

6 16. How will the number of my units accepted be determined? Your election will be a percentage of the units you hold in the elected fund. The number of units accepted will be determined depending on if the exchange offer is oversubscribed, in which case proration may occur and you will not receive the full number of units you requested. In either case, the calculation may be subject to rounding. 17. What happens if I change my RSP holdings during the exchange offer period? You are eligible to participate in the exchange offer for the units you hold in the Cummins Stock Fund or Cummins ESOP Fund after all requested daily transactions are processed on March 11, 2024. While you could make additional contributions to or transfers into the Cummins Stock Fund to purchase additional units after that date, any such units will not be included in the exchange offer. 18. What happens to my Cummins Stock Fund or Cummins ESOP Fund balance in the RSP if I do not elect to participate in the exchange offer? If you do not elect to participate in the Atmus exchange offer, your fund balances will not be exchanged for units of the Atmus Stock Fund. However, your fund balances will continue to be impacted by any RSP activity and market conditions. Atmus Stock Fund in the RSP 19. At what price will the exchange occur? The terms of the exchange offer are described in the Prospectus. 20. When can I find out how many Atmus Stock Fund units I will receive for my Cummins Stock Fund and/or Cummins ESOP Fund if I participate in the exchange offer? Settlement of the exchange offer is expected to occur during the week of March 18, 2024. At that time, you can see your value in the Atmus Stock Fund and the number of units held by logging into your RSP account at yourbenefitsresources.com/cummins and selecting “Investments” under “RSP & Pension.” Like the Cummins Stock Fund/Cummins ESOP Fund, the Atmus Stock Fund will be unitized. Once money is transferred into the Atmus Stock Fund, it will be converted to units. This will be done so that each unit has a starting value of $10. Any change in the value of Atmus stock will be reflected in the value of a unit of the Atmus Stock Fund in the RSP. When you look at your holdings in the Atmus Stock Fund, you will see both the balance and the units you hold in the fund. 21. Can I elect to invest in the Atmus Stock Fund within the RSP after the exchange offer has expired? No, the only way to put money into the Atmus Stock Fund is through the exchange offer. After the exchange offer has expired, you can transfer out of the fund, but you cannot transfer money into or direct new contributions to the Atmus Stock Fund.

7 22. How long will the Atmus Stock Fund be in the RSP? The Atmus Stock Fund is being added to the RSP so participants with balances in the Cummins Stock Fund or Cummins ESOP Fund have the opportunity to participate in the exchange offer. It is anticipated that within approximately a year after the exchange offer has occurred, or possibly sooner, the Atmus Stock Fund will be liquidated due to regulatory rules. Any units remaining in the Atmus Stock Fund will be liquidated into cash and re-invested into the age-appropriate Vanguard Target Retirement Fund, the RSP’s qualified default investment alternative. 23. If I participate in the exchange offer, can I request a partial or full distribution of my Atmus Stock Fund units as Atmus common stock shares? Similar to the rules for the Cummins stock funds, you will be able to take a distribution “in kind” (meaning they are paid in the form of Atmus shares rather than cash). In general, you are only able to take a partial or full distribution of your RSP account balance once you are no longer an active Cummins employee. Once the Atmus Stock Fund is eliminated within approximately a year after settlement of the exchange offer, you will no longer have the ability to take your Atmus Stock Fund balance in Atmus shares. 24. I’m an Atmus employee who participates in the exchange offer. What will happen if I take a distribution of my RSP balance? After the settlement of the exchange is complete, Atmus will no longer be a part of Cummins and you will be considered a terminated employee under the RSP. In general, as a former Cummins employee, you will be able to take a distribution of your RSP balance, roll over your balance to an IRA or another employer plan, or leave your balance in the RSP. Under the RSP, if you take a partial or full distribution of your balance, you have the ability to take your Cummins Stock Fund balance, your Cummins ESOP Fund balance, and/or your Atmus Stock Fund balance in shares. If the shares are rolled over to an IRA, you will preserve your cost basis. If you do not roll over those shares, you will be taxed on the cost basis at distribution and recognize any gain or loss when you sell your shares. As an Atmus employee, you may have the option to roll over your RSP account balance into the new Atmus retirement savings plan, the Aon Pooled Employer Plan (Aon PEP). Since the Aon PEP will have different investment options from the RSP, anything you roll from the RSP into that plan will be liquidated and reinvested according to plan rules. For more information about the distribution and rollover options available to Atmus employees and their RSP balances, please contact the Cummins Retirement Benefits Service Center at 1-800-682-8788 between 8:00 a.m. and 7:00 p.m. ET, Monday through Friday.

8 Tax Considerations 25. Are there are tax considerations relating to my decision to participate in the exchange offer? Yes. Please consult with a financial or tax advisor regarding the potential tax consequences of your decision whether or not to participate in the exchange offer. For example, if you are planning to retire or terminate employment and take a partial or full distribution from the RSP, you may qualify for special federal income tax treatment by choosing to take your Cummins and Atmus stock balances “in kind” (meaning they are paid in the form of shares rather than cash). In this situation, you would pay ordinary income tax at the time of distribution on the cost basis of the shares. The difference between the value of the shares at the time of distribution and the cost basis is called the “net unrealized appreciation.” When you eventually sell the shares, you would have a capital gains tax on any increased value over the cost basis of your shares. This special federal income tax treatment is only available when you take a distribution of your stock fund balance in shares. (Note: You can make a separate “in-kind” election for the Atmus Stock Fund and each Cummins Stock fund.) Please note that the Atmus Stock Fund is anticipated to be closed in the near future. You will not be able to take advantage of this special tax treatment after the Atmus Stock Fund closes. Your likelihood of taking a distribution in shares could influence whether you participate in the exchange offer. Please refer to the RSP’s Summary Plan Description for additional discussion of the general tax rules that apply when your account is distributed to you. Neither Northern Trust (the Trustee), Cummins, Alight Solutions or the Cummins Retirement Benefit Service Center (together with Alight Solutions, the RSP Administrator) can provide tax advice, and you should discuss your specific situation with a tax advisor. 26. How will the cost basis be allocated to the Atmus Stock Fund? A portion of your cost basis in Cummins stock will transfer over and become the cost basis of your new Atmus Stock Fund balance. The cost basis will transfer to the Atmus Stock Fund in proportion to the units of your Cummins stock accepted in the exchange offer.

9 Example The following example is for illustrative purposes only and is not indicative of how the funds will perform in the future. This example shows how cost basis is allocated through the exchange offer. For simplicity, assume that the exchange is NOT oversubscribed. Assumptions: • You elect to offer 40% of your Cummins Stock Fund to be exchanged and moved into the Atmus Stock Fund • Cummins Stock Fund Balance when exchange occurs: $28,828.55 • Cost basis associated with the Cummins Stock Fund: $12,191.59 Atmus Stock Fund Cummins Stock Fund Remaining Balance after Exchange (does not reflect market changes or any exchange premium) $11,531.42 (40% of $28,828.55 accepted into the exchange) $17,297.13 ($28,828.55 minus $11,531.42 accepted into the exchange) Cost Basis after Exchange $4,876.64 (40% of $12,191.59) $7,314.95 ($12,191.59 minus $4,876.64 that transfers to the Atmus Stock Fund)

10 Blackout Notice Important Notice Concerning Your Rights Under the Cummins Retirement and Savings Plan or the Cummins Retirement and Savings Plan for Certain Collectively Bargained Employees This notice is to inform you that the RSP will have a blackout period with respect to any participant who has elected to participate in the exchange offer to receive Atmus stock, as described in the Prospectus. As a result, if you elect to participate in the exchange offer, you temporarily will be unable to (1) sell or exchange, direct, or diversify any amounts held in the Cummins Stock Fund and/or the Cummins ESOP Fund with respect to the Fund for which you elect to participate in the exchange offer or (2) withdraw, obtain a loan, or obtain a distribution of any RSP amounts, including amounts not invested in the Cummins Stock Fund or Cummins ESOP Fund. This period, during which you will be unable to exercise these rights otherwise available under the RSP, is called a “blackout period.” Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan. This blackout period is expected to begin at 4:00 p.m. ET on March 11, 2024, and end during the week of March 18, 2024. During this period, you can determine whether the blackout period has started or ended by calling the Cummins Retirement Benefits Service Center. You can also log on to yourbenefitsresources.com/cummins to access your RSP account. If you elect to participate in the exchange offer, during the blackout period you will be unable to direct or diversify the amounts held in the Cummins Stock Fund and/or the Cummins ESOP Fund in your RSP account. This blackout will apply to each stock fund with respect to which you elect to participate in the exchange offer. For this reason, it is very important that you review and consider the appropriateness of your current Cummins Stock Fund and Cummins ESOP Fund investments in light of your inability to direct or diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income, and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your account during the blackout period. Federal law generally requires that you be furnished notice of a blackout period at least 30 days in advance of the last date on which you could exercise your affected rights immediately before the commencement of any blackout period in order to provide you with sufficient time to consider the effect of the blackout period on your retirement and financial plans, although certain exceptions apply. In this case, this notice is being provided to you as soon as allowed under applicable securities law restrictions, which prevented us from providing you with this Blackout Notice at least 30 days in advance of the blackout period. If you have any questions concerning this notice, you should contact the Cummins Retirement Benefits Service Center at 1-800-682-8788. Representatives are available between 8:00 a.m. and 7:00 p.m. ET, Monday through Friday.

Update to the Annual Fee Disclosure Statement

Due to the exchange offer as described in the Prospectus, the RSP will add a new investment fund, called the Atmus Stock Fund. This notice amends the Annual Fee Disclosure Statement you received for the RSP (mailed in April 2023) with additional information about the Atmus Stock Fund.

The Atmus Stock Fund will hold shares of Atmus common stock that result from individual participant decisions to participate in the exchange offer. No new amounts may be invested in the Atmus Stock Fund, and the Fund is expected to be closed within approximately a year of the exchange, or possibly sooner. This Fee Notice provides updated information that you may need to make informed investment decisions concerning your participation in the RSP.

For more information about these changes, to transfer your current account balances, or to make future election changes, visit the RSP website at **yourbenefitsresources.com/cummins**. You can also call the Cummins Retirement Benefits Service Center at **1-800-682-8788**. Representatives are available between 8:00 a.m. and 7:00 p.m. ET, Monday through Friday.

← General Information →		**← Fee Information →**			**← Historical Performance →**					
					Average Annual Total Return as of 2/14/24 (Fund and *Benchmark*)[7]					
Fund Name/ *Benchmark*	**Asset Class**	**Total Asset-Based Fees[5]**	**Annual Cost Per $1,000 of Investment**	**Shareholder-Type Fees and Investment Restrictions[6]**	**1 yr.**	**2 yr.**	**3 yr.**	**5 yr.**	**10 yr.**	**Incept. to date**
Core Funds										
Atmus Stock Fund *(Note: This fund will be closed to new contributions after it goes live)*	Stock	0.00%	$0.00	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Benchmark: Russell 2000 Value TR					N/A	N/A	N/A	N/A	N/A	N/A

[5] Total asset-based fees are investment management company fees plus other plan-specific costs charged to the investment fund to cover administrative services, such as plan administration, trustee, accounting, legal, and other plan-level costs.

[6] Shareholder-Type Fees and Investment Restrictions outlines any fees paid directly from your investment in this option (e.g., redemption fees) and any restrictions (e.g., purchase block provisions) on trading that might exist for a specific investment option.

[7] In general, 1-year, 2-year, 3-year, 5-year, and 10-year performance history is shown. If a full history is not available, a return since inception is provided instead. Any returns that are since inception are footnoted and the benchmark is adjusted to reflect the same time frame.

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12 Forward-Looking Statements This communication contains certain statements about Cummins and Atmus that are forward-looking statements. Forward-looking statements are based on current expectations and assumptions regarding Cummins’ and Atmus’ respective businesses, the economy and other future conditions. In addition, the forward-looking statements contained in this communication may include statements about the expected effects on Cummins and Atmus of the exchange offer, the anticipated timing and benefits of the exchange offer, Cummins’ and Atmus’ anticipated financial results, and all other statements in this communication that are not historical facts. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and are detailed more fully in Cummins’ and Atmus’ respective periodic reports filed from time to time with the U.S. Securities and Exchange Commission (SEC), the Registration Statement referred to below, including the Prospectus forming a part thereof, the Schedule TO and other exchange offer documents filed by Cummins or Atmus, as applicable, with the SEC. Such uncertainties, risks and changes in circumstances could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and neither Cummins nor Atmus undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances, except to the extent required by applicable securities laws. Investors should not put undue reliance on forward-looking statements. Additional Information and Where to Find It This communication is for informational purposes only and is not an offer to sell or exchange, a solicitation of an offer to buy or exchange any securities and a recommendation as to whether investors should participate in the exchange offer. Atmus has filed with the SEC a registration statement on Form S-4 (the Registration Statement) that includes a Prospectus. The exchange offer will be made solely by the Prospectus. The Prospectus contains important information about the exchange offer, Cummins, Atmus and related matters, and Cummins will deliver the Prospectus to holders of Cummins common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE AND BEFORE MAKING ANY INVESTMENT DECISION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. None of Cummins, Atmus or any of their respective directors or officers or the dealer managers appointed with respect to the exchange offer makes any recommendation as to whether you should participate in the exchange offer. Cummins has filed with the SEC a Schedule TO, which contains important information about the exchange offer. Holders of Cummins common stock may obtain copies of the Prospectus, the Registration Statement, the Schedule TO and other related documents, and any other information that Cummins and Atmus file electronically with the SEC free of charge at the SEC’s website at http://www.sec.gov. Holders of Cummins common stock will also be able to obtain a copy of the Prospectus by clicking on the appropriate link on www.okapivote.com/CumminsAtmusExchange. Cummins has retained Okapi Partners LLC as the information agent for the exchange offer. To obtain copies of the exchange offer Prospectus and related documents, or for questions about the terms of the exchange offer or how to participate, you may contact the information agent at 1-877-279-2311 (in the U.S., including Puerto Rico, and Canada) or 1-917-484-4425 (all other areas).

Participant Guide to the Exchange Offer in the Cummins Retirement and Savings Plan INSIDE THIS GUIDE • About the Exchange Offer • How to Make Your Election • Key Terms to Know • Key Dates • Resources

About the Exchange Offer In May 2023, an initial public offering of approximately 19.5% of Atmus Filtration Technologies Inc. (Atmus) common stock was completed. Cummins Inc. (Cummins) retained the remaining outstanding shares of, and a controlling stake in, Atmus. Cummins is offering its stockholders the opportunity to exchange shares of Cummins common stock for shares of Atmus common stock (the exchange offer), subject to the terms of the exchange offer described in the Prospectus, dated February 14, 2024 (the Prospectus). Our records indicate that you have a balance in the Cummins Stock Fund in the Cummins Retirement and Savings Plan (RSP)1 .. This means that you are currently eligible to participate in this exchange offer through the RSP. If you choose to participate, you must make your election before 4:00 p.m. ET on March 11, 2024 (the date the RSP exchange offer election period ends). This guide, the Prospectus, and other important information about the exchange offer can be found on the RSP website at yourbenefitsresources.com/cummins. Click the “Cummins Atmus Stock Exchange Offer” message at the top of the home page. Participation in the exchange offer is entirely voluntary. If you choose not to participate, no action is required. 1 “RSP” refers to both the Cummins Retirement and Savings Plan and the Cummins Retirement and Savings Plan for Certain Collectively Bargained Employees. These are the only retirement plans eligible for the exchange offer. 2

You have received a Trustee Direction Form for the Cummins Stock Fund. To participate in the exchange offer, use the 16-digit control number on the Trustee Direction Form. 3 If you decide to change or withdraw your election during the exchange offer election period, follow the same online process above to update your election. To withdraw your election, enter 0%. Making/Changing Your Election Online • Go to www.ProxyVote.com/Tender to make your election. Enter your 16-digit control number from your Trustee Direction Form (see below) to access the site. • Enter the whole percentage (0%–100%) of your Cummins Stock Fund units you wish to include in the exchange. • Print a copy of the election confirmation page for your records. Making Your Election by Mail • Check the appropriate box on the Trustee Direction Form. If you want to offer to exchange something less than 100% of the fund, check box 3 and fill in a whole percentage of the total number of units to be exchanged. • Sign your form, make a copy of your signed form for your records, and mail it as directed. • Note: If you are mailing your election, you should try to have your materials arrive prior to March 11, 2024 so your election can be processed and included in the exchange. Please allow enough time for mail delivery or consider making your election online due to the unpredictable timing involved with mail delivery. How to Make Your Election If you wish to participate in the exchange offer through the RSP, you must: • Hold units (i.e., have a balance) in the Cummins Stock Fund on March 11, 2024. Your election will be applied to the units you hold after all requested daily transactions are processed. • Make your election online by 4:00 p.m. ET on March 11, 2024. To make an election, you need a Trustee Direction Form with a personalized 16-digit control number. The last election processed before the deadline will be the election of record. BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. ATTN: REORGANIZATION DEPARTMENT P.O. BOX 9116 FARMINGDALE, NY 11735-9547 V17917-S62553 Box 2 I direct Northern Trust NOT to offer any of the units attributable to my Cummins Stock Fund account into the Offer. Please sign exactly as your name appears hereon. Box 3 ________ (insert a percentage in whole numbers, 1% - 99%) I direct Northern Trust to offer to exchange the written percentage of the units attributable my Cummins Stock Fund account into the Offer. (If you check Box 3 but fail to insert a percentage, your direction will be treated as a direction NOT to participate in the Offer.) Box 1 I direct Northern Trust to offer to exchange ALL of the units attributable to my Cummins Stock Fund account into the Offer. Please note the following will be treated as if you elected to NOT participate in the offer. The Cummins Stock Trustee Direction Form: • is not timely received by this tabulation agent • has more than one box checked • is received without a box checked below As of Month XX, 2023, the number of units credited to your Cummins Stock Fund account in the Cummins Retirement and Savings Plan is shown directly above the 16-digit control number. As described in the Prospectus, dated Month XX, 2023, the Exchange Offer (the "Offer") is designed to offer Cummins Inc. shareholders the opportunity to exchange units of Cummins stock for units of Atmus stock. I hereby instruct Northern Trust to tender the units attributable to my Cummins Stock Fund account under the Retirement and Savings Plan as of Month XX, 2023, unless a later deadline is announced, as follows (check only one box and sign): THE CUMMINS STOCK FUND TRUSTEE DIRECTION FORM to exchange units of Cummins stock for units of Atmus stock. Make your election on or before 4:00 P.M., Eastern Time on Month xx, 2023. The internet is the quickest way to make your election. To participate: BY INTERNET - www.proxyvote.com/tender Please go to the website www.proxyvote.com/tender, enter the 16-digit control number from this Trustee Direction Form (located in the box below next to the arrow) and click on the Submit button. You will be able to provide your election in the Exchange Offer on the following screen. BY HAND OR OVERNIGHT DELIVERY Please follow instructions below and deliver form to Broadridge, Attn: BCIS IWS, 51 Mercedes Way, Edgewood, NY 11717 BY MAIL Please follow instructions below and mail form to Broadridge, Attn: Re-Organization Dept., P.O. Box 9116, Farmingdale, NY 11735-9547 PLEASE MAKE ONE SELECTION  ! ! ! Signature [PLEASE SIGN WITHIN BOX] Date 1234 5678 1234 5678 1234 5678 1234 5678

4 Exchange offer The exchange offer is the offer by Cummins to its shareholders to exchange shares of Cummins common stock for shares of Atmus common stock. This exchange offer is available to all Cummins shareholders, including RSP participants invested in the Cummins Stock Fund. Units Ownership of the Cummins Stock Fund in the RSP is expressed as units. Your balance in the fund is the number of units you own times the current value of each unit. While the Cummins Stock Fund invests primarily in Cummins stock, it also holds cash and short-term investments in order to facilitate daily transactions such as fund transfers and distributions. That is why the holdings are expressed in units, rather than shares. Once established, the new Atmus Stock Fund in the RSP will also be expressed in units. Cost basis Cost basis is the value of the units you have in the Cummins Stock Fund from when they were originally allocated to the Fund. You can find the cost basis for the Cummins Stock Fund on the RSP website at yourbenefitsresources.com/cummins. Under the “RSP & Pension” tab, select “Investments” on the RSP menu. Under “Retirement and Savings Plan Portfolio,” you will see your cost basis listed as “Cost” for the Cummins Stock Fund. For additional information, refer to the exchange offer FAQs. Exchange ratio The exchange ratio is the number of shares of Atmus stock that will be received for each share of Cummins stock accepted under the exchange offer. Your units of a Cummins stock fund accepted into the exchange offer will be: Note: The exchange ratio and oversubscription ratio are not currently available and the calculation above will happen after the close of the exchange offer election period. Oversubscribed OR Oversubscription ratio Cummins will set a limit on how many shares of Cummins stock can be exchanged for Atmus stock. If shareholders request to exchange more Cummins stock than the limit, the exchange offer will be oversubscribed and Cummins will establish an oversubscription ratio to determine what portion of shares offered will be accepted for exchange. This oversubscription ratio is the maximum number of Cummins shares allowed in the exchange offer divided by the total shares offered in the exchange. For example, if shareholders offer two (2) times the limit, only 50% of shares offered from each shareholder for the exchange will be accepted. Similarly, if four (4) times the limit is offered, only 25% of shares offered from each shareholder will be accepted.2 Key Terms to Know Your units in that fund at the offer deadline × × The percent you elected to include in the exchange The oversubscription ratio 2 In general, the oversubscription ratio will apply equally to all shareholders participating in the exchange offer, including those participating through the RSP. However, some very small offer amounts from shareholders outside of the RSP may be accepted before the oversubscription ratio is applied.

5 Plan trustee Northern Trust Company is the plan trustee for the RSP. The plan trustee holds title to the shares of stock in the Cummins Stock Fund. You can make a trustee election to tell the plan trustee that you want to participate in the exchange offer, and Northern Trust Company will make an exchange election on your behalf for the RSP. Your election will be a percentage of the units you hold in the Cummins Stock Fund as of March 11, 2024 after all requested daily transactions are processed. Blackout period If you choose to participate in the exchange offer, a blackout period will apply during which: • RSP loans and withdrawals are not permitted (though any outstanding loan repayments will continue). • Transfers out of the Cummins Stock Fund are not permitted. • Transfers into the Cummins Stock Fund will still be allowed, but new contributions or transfers into the Cummins Stock Fund will not be included in the exchange offer. See the Blackout Notice for more information about the blackout period. Key Terms to Know (continued)

6 Key Dates The following describes key dates of the exchange offer, assuming that the exchange offer is not extended or terminated. February 14, 2024 The week of March 18, 2024, or as soon as administratively feasible Within approximately a year of the exchange offer Starting at 4:00 p.m. ET on March 11, 2024 • Exchange offer election period begins • Make your exchange offer election—You can choose what percentage of units you hold in the Cummins Stock Fund in the RSP to offer in exchange for Atmus common stock units. • RSP exchange offer election period ends—Deadline to make an online RSP exchange election. RSP elections sent by mail need to be received prior to March 11, 2024 so your election can be processed by the deadline. Note: The RSP deadline of March 11, 2024 is earlier than the March 13, 2024 deadline for individual Cummins shareholders because the stock in the RSP is held collectively in the name of the trust and requires more time to process. • Blackout period begins—Only applies to RSP participants who elect to participate in the exchange offer. Loans, in-service withdrawals, distributions, and other plan transactions will be restricted until the exchange offer is completed (see Blackout Notice for details). • Fund exchange amount determined—Cummins will set a limit on how many shares of Cummins stock can be exchanged for Atmus stock. If shareholders request more Atmus stock than the established limit, the exchange offer will be oversubscribed and only a portion of what they elect to exchange will be accepted. (See “Oversubscription ratio” in Key Terms to Know for more information.) • RSP exchange processing begins—Units accepted will be exchanged for Atmus stock units and moved into a separate Atmus Stock Fund option in the RSP. • Blackout period ends—The blackout period will be lifted (unless the exchange offer is extended by Cummins). • Atmus Stock Fund liquidated—The Atmus Stock Fund will be liquidated due to regulatory rules, and any money remaining in the Atmus Stock Fund will be transferred into the age-appropriate Vanguard Target Retirement Fund.

7 Resources Exchange Offer Election Site: www.ProxyVote.com/Tender Where you can make your election online to participate in the exchange offer. Use your 16-digit control number from your Trustee Direction Form to make your election. Exchange Offer Helpline: Managed by Okapi Partners LLC 1-877-279-2311 (in the U.S., including Puerto Rico, and Canada) or 1-917-484-4425 (all other areas) or info@okapipartners.com Monday through Friday, from 9:00 a.m. to 8:00 p.m. ET Representatives will be able to answer questions about: • Eligibility to participate in the exchange offer. • Accessing your 16-digit Trustee Direction Form control number. • The election materials received, what the election exchange offer is, and why it is offered. • The election process. • Key terms and dates. • The blackout period. • Online elections made on the Exchange Offer Election Site. • Technical or navigational support for the Exchange Offer Election Site. RSP Website: yourbenefitsresources.com/cummins Where you can review your RSP balances and manage your account. You can also find exchange offer information, including the Prospectus. Click the “Cummins Atmus Stock Exchange Offer” message at the top of the home page. ? Summary of Material Modifications This guide and other materials serve as a Summary of Material Modifications required by the Employee Retirement Income Security Act of 1974, as amended (ERISA), which modifies the information contained in your Summary Plan Description to reflect certain changes made to the RSP’s investment options in connection with the exchange offer. Please note that Cummins reserves the right to amend the RSP at any time. This Summary of Material Modifications is intended to be a summary of the RSP plan terms. If there are discrepancies between this Summary of Material Modifications and the RSP plan document, the RSP plan document shall control and supersede this Summary of Material Modifications.

Forward-Looking Statements This communication contains certain statements about Cummins and Atmus that are forward-looking statements. Forward-looking statements are based on current expectations and assumptions regarding Cummins’ and Atmus’ respective businesses, the economy and other future conditions. In addition, the forward-looking statements contained in this communication may include statements about the expected effects on Cummins and Atmus of the exchange offer, the anticipated timing and benefits of the exchange offer, Cummins’ and Atmus’ anticipated financial results, and all other statements in this communication that are not historical facts. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and are detailed more fully in Cummins’ and Atmus’ respective periodic reports filed from time to time with the U.S. Securities and Exchange Commission, the Registration Statement referred to below, including the Prospectus forming a part thereof, the Schedule TO and other exchange offer documents filed by Cummins or Atmus, as applicable, with the SEC. Such uncertainties, risks and changes in circumstances could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and neither Cummins nor Atmus undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances, except to the extent required by applicable securities laws. Investors should not put undue reliance on forward-looking statements. Additional Information and Where to Find It This communication is for informational purposes only and is not an offer to sell or exchange, a solicitation of an offer to buy or exchange any securities and a recommendation as to whether investors should participate in the exchange offer. Atmus has filed with the SEC a registration statement on Form S-4 (the Registration Statement) that includes a Prospectus. The exchange offer will be made solely by the Prospectus. The Prospectus contains important information about the exchange offer, Cummins, Atmus and related matters, and Cummins will deliver the Prospectus to holders of Cummins common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE AND BEFORE MAKING ANY INVESTMENT DECISION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. None of Cummins, Atmus or any of their respective directors or officers or the dealer managers appointed with respect to the exchange offer makes any recommendation as to whether you should participate in the exchange offer. Cummins has filed with the SEC a Schedule TO, which contains important information about the exchange offer. Holders of Cummins common stock may obtain copies of the Prospectus, the Registration Statement, the Schedule TO and other related documents, and any other information that Cummins and Atmus file electronically with the SEC free of charge at the SEC’s website at http://www.sec.gov. Holders of Cummins common stock will also be able to obtain a copy of the Prospectus by clicking on the appropriate link on www.okapivote.com/CumminsAtmusExchange. Cummins has retained Okapi Partners LLC as the information agent for the exchange offer. To obtain copies of the exchange offer Prospectus and related documents, or for questions about the terms of the exchange offer or how to participate, you may contact the information agent at 1-877-279-2311 (in the U.S., including Puerto Rico, and Canada) or 1-917-484-4425 (all other areas).